Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-251290 and 333-270450) on Form S-3 and by reference in the Registration Statement (No. 333-233313 and 333-233314) on Form S-8 of Mesa Air Group, Inc. of our report dated January 26, 2024, relating to the consolidated financial statements of Mesa Air Group, Inc., appearing in this Annual Report on Form 10-K of Mesa Air Group, Inc. for the year ended September 30, 2023.

/s/ RSM US LLP

Phoenix, Arizona

May 13, 2025